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Exhibit 10.1

AGREEMENT

        THIS AGREEMENT (this "Agreement") is entered into as of April 30, 2002, by and among CIBER, INC., a Delaware corporation ("CIBER"); DECISION CONSULTANTS, INC., a Michigan corporation ("DCI"); KTR SYSTEM, L.P., a Texas limited partnership and wholly-owned subsidiary of DCI ("KTR" and together with DCI, the "Seller"); and THE JOHN A. KRASULA LIVING TRUST DATED APRIL 1, 1988, JOHN A. KRASULA, SOLE TRUSTEE (the "Shareholder").

  Recitals

        WHEREAS, CIBER, DCI, KTR and the Shareholder are parties to that Asset Purchase Agreement dated April 30, 2002 (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings given to those terms in the Purchase Agreement.

        WHEREAS, pursuant to the terms of the Purchase Agreement, at the Closing, CIBER has agreed to issue to DCI 1,104,972 shares of CIBER Common Stock (the "Shares").

        WHEREAS, the parties desire to provide for certain additional matters relating to the Shares and otherwise, in connection with the transactions contemplated by the Purchase Agreement, other than those addressed thereby.

  Agreement

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, the parties agree as follows:

        Effectiveness of Agreement.    This Agreement is entered into as of the date first mentioned above but shall not become effective until the Closing of the transactions contemplated by the Purchase Agreement. If the Closing does not occur before May 31, 2002, then this Agreement shall become null and void and of no effect, and no party hereto shall have any liability with respect to this Agreement.

        Directed Issuance.    Seller agrees that effective at the Closing, it will declare a bonus of 150,000 Shares (the "Longo Shares") payable to Ed Longo, an employee of Seller ("Longo"). Seller hereby directs CIBER to issue the Longo Shares directly to Ed Longo at the Closing in satisfaction of such bonus.

        Repurchase Option.    The 954,972 Shares that will be owned by Seller following the issuance of the Longo Shares to Longo shall be referred to as the "Seller Shares" and shall subject to the following rights and obligations:

        (a) Within five (5) business days following the expiration of the Restricted Period, the Seller and the Shareholder shall notify the Company as to how many of the Seller Shares continue to be owned by Seller or the Shareholder. Failure to timely notify the Company shall not diminish Seller's or the Shareholder's rights hereunder. Such actual number of shares, subject to a maximum of 805,000 such shares, shall be referred to as the "Option Shares." The Company hereby grants to Seller and the Shareholder the right to require the Company to repurchase all or any lesser number of the Option Shares (the "Put Option") and CIBER agrees to repurchase from Seller or the Shareholder, that number of Option Shares as to which the Put Option is properly exercised, all subject to the terms and conditions set forth above in this Section 3.

        (b) The Put Option becomes effective, subject to earlier termination pursuant to Section 3(e) below, and may be exercised, on one or more occasions, only during the period beginning at 12:01 a.m. (MST) on the 181st day following the Closing Date and ending at 12:01 a.m. (MST) on the 186th day following the Closing Date (such 5 day period being referred to as the "Exercise Period"). The Put Option must be exercised by delivery of written notice to the Company of Seller's or the Shareholder's intent to exercise such option, specifying the number of Option Shares as to which the election is being made (the "Put Shares").

        (c) In the event Seller or the Shareholder exercises the Put Option, Seller or the Shareholder shall promptly (but in no event later than five (5) days after delivery of the written notice of the election to exercise the Put Option) tender to the Company a certificate or certificates representing the Put Shares (duly endorsed for transfer or accompanied by a separate stock power). The Company shall reasonably promptly (but in no event later than ten (10) business days after delivery by Seller or the Shareholder of such certificate(s)) tender to Seller or the Shareholder, as applicable, the Aggregate Purchase Price (as defined below) in cash.

        (d) For purposes of this Agreement, "Aggregate Purchase Price" shall mean (A) the average of (i) the closing sale price of CIBER Common Stock on the NYSE on the Closing Date as reported in The Wall Street Journal, (the "Closing Stock Price") and (ii) the highest closing sale price of CIBER Common Stock on the NYSE on any day during the Restriction Period as reported in The Wall Street Journal (such average, being the "Exercise Price") multiplied by (B) the number of Put Shares.

        (e) The Put Option and any right to exercise the Put Option shall immediately terminate upon the earliest occurrence of any of the following events: (i) when Seller, the Shareholder or any Permitted Transferee is no longer the record or beneficial owner of the Option Shares, (ii) the expiration of 30 days following any five consecutive trading day period within the 90 day period immediately following the Restricted Period, during which the closing sale price of CIBER Common Stock on the NYSE as reported in The Wall Street Journal exceeded the Exercise Price for any (provided that the Exercise Price is greater than the Closing Stock Price), or (iii) upon expiration of the Exercise Period if written notice of an election to exercise the Put Option has not been delivered to the Company.

        (f) All amounts due under this Section 3 which are not timely paid shall accrue interest at an annual rate of 8%. Any dispute arising out this Section 3 shall be resolved in the manner provided in Section 9.13 of the Purchase Agreement.

        Indemnification.    Seller and the Shareholder, jointly and severally, agree to indemnify CIBER, its officers, directors and agents (a "CIBER Party"), from and against any loss, cost, liability or expense (including reasonable attorneys' fees and the costs of any remedial action) reasonably incurred by a CIBER Party, including, without limitation, both third-party and direct claims (a "CIBER Loss"), directly or indirectly arising out of or in connection with (i) the failure of CIBER, Seller or the Shareholder to deliver the Prospectus to the security holders of Seller within the time period provided for and in the manner prescribed by Form S-4, promulgated under the Securities Act; (ii) the redemption of shares of Seller capital stock by Seller after the Closing; or (iii) the dissolution or winding up of Seller and the liquidating distributions made in connection therewith.

        Indemnification Procedures.

        (a)    Third Party Claims.    If a claim by a third party arises as to which CIBER is entitled to indemnification from Seller or the Shareholder hereunder, CIBER (the "Indemnified Party") shall endeavor to advise Seller or the Shareholder (the "Indemnifying Party") of the claim within five business days after receipt of a summons, or within ten (10) business days after receipt of other written communication giving information as to the nature of the claim, by the Indemnified Party, provided that failure to so notify shall not limit the Indemnified Party's right to indemnification under Section 4 unless such failure materially prejudices the ability of the Indemnifying Party to defend such third party claim and then only to such extent. The Indemnifying Party shall not be liable or responsible for any expenses which are incurred by the Indemnified Party before such notice has been given to the Indemnifying Party, nor bound by any settlements made by the Indemnified Party before such notice. The Indemnifying Party shall, within the lesser of twenty (20) days after receipt of notification of the claim from the Indemnified Party or five (5) days before an answer is required to be filed, advise the Indemnified Party whether the Indemnifying Party will undertake the defense of such claim on behalf of the Indemnified Party and, if so, shall specify the name of the attorney who will handle the matter, which attorney shall be reasonably satisfactory to the Indemnified Party and shall not have any present or potential conflict in representing the interests of both parties. If the Indemnifying Party timely notifies the Indemnified Party that it will undertake the defense of such claim and agrees that it is legally obligated to indemnify the Indemnified Party hereunder and shall thereafter diligently provide such defense, such counsel shall have control of the defense, but the Indemnified Party may participate in the defense with its own counsel paid for by the Indemnified Party, and the Indemnified Party shall not settle or compromise such claim without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party fails timely to advise the Indemnified Party that it will undertake the defense of such claim on behalf of the Indemnified Party, fails to agree that it is legally obligated to indemnify the Indemnified Party hereunder or fails diligently to pursue such defense, then the Indemnified Party may undertake the defense of such claim with its own counsel and may settle or compromise such claim in its sole discretion, all at the expense of the Indemnifying Party.

        (b)    Direct Claims.    Any indemnifiable claim hereunder by a party hereto and that is not a claim by a third party shall be asserted by the Indemnified Party by promptly delivering notice thereof to the Indemnifying Party, provided that failure to so notify shall not limit the Indemnified Party's right to indemnification under Section 4 unless such failure materially prejudices the ability of the Indemnifying Party to remedy such claim and then only to such extent. Such notice shall in good faith summarize the bases for the claims for indemnification.

        Covenant Not to Sue.    Each of Seller and the Shareholder hereby expressly agree not to, at any time, sue, protest, initiate, institute or assist in instituting any proceeding, grievance, suit or investigation before any court or other governmental authority related to any claim directly or indirectly arising out of or in connection with (i) the failure of CIBER, Seller or the Shareholder to deliver the Prospectus to the security holders of Seller within the time period provided for as prescribed by Form S-4, promulgated under the Securities Act; (ii) the redemption of shares of Seller capital stock by Seller after the Closing; or (iii) the dissolution or winding up of Seller and the liquidating distributions made in connection therewith.

        Authorization.    Each of Seller, the Shareholder and CIBER hereby represent and warrant to each other that all action on the part of such party necessary for the authorization, execution and delivery of this Agreement has been taken and this Agreement constitutes a valid and legally binding obligation of such party, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or similar laws affecting the rights of creditors generally or by general principles of equity.

        Title to Shares.    Seller and the Shareholder represent and warrant to CIBER that on the Put Option exercise date, if any, either Seller or the Shareholder will have, good and marketable title to the Put Shares and, upon delivery of such shares duly endorsed for transfer and receipt of the consideration therefor, CIBER will acquire good and marketable title to the Put Shares, free and clear of all liens, encumbrances, security interests, restrictions and claims of any kind.

        Further Assurances.    Each party hereto agrees to do such other and further acts and things, and to execute and deliver such additional instruments and documents (not creating any obligations, or imposing any expenses, additional to those otherwise created or imposed by this Agreement), as any party may reasonably request from time to time in furtherance of the express provisions of this Agreement.

        Binding Agreement.    This Agreement shall bind the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided that this Agreement may not be assigned by Seller or the Shareholder.

        Entire Agreement.    This Agreement together with the Purchase Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they are related in any way to the subject matter hereof.

        Headings.    The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        Survival.    The representations and warranties of the parties set forth herein shall survive the closing of the repurchase, if any, of the Option Shares.

        Counterparts.    This Agreement may be executed in any number of counterparts, and with counterpart signature pages, each of which shall be deemed an original, and all of such counterparts together constitute but one and the same agreement. One or more counterparts may be delivered by facsimile with the same force and effect as an original.

        [Signature page follows.]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

CIBER, INC., a Delaware corporation
By:
Name:
Title:
DECISION CONSULTANTS, INC. a Michigan corporation
By:
Name:
Title:
KTR SYSTEM, L.P., a Texas limited partnership
By: KTR System I, LLC Its: General Partner
By:
Name:
Title:
SHAREHOLDER:
JOHN A. KRASULA LIVING TRUST DATED APRIL 1, 1988
By:
Name: John A. Krasula Title: Trustee

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  Exhibit 10.1
AGREEMENT